UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2013

RETAIL PROPERTIES OF AMERICA, INC.

(exact name of registrant as specified in charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois		60523
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 634-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers

On October 8, 2013, at the 2013 annual meeting of stockholders (the “2013 Annual Meeting”) of Retail Properties of America, Inc. (the “Company”), the Company’s stockholders approved the amendment and restatement of the Company’s Second Amended and Restated Independent Director Stock Option Plan (as amended and restated and then in effect, the Third Amended and Restated Retail Properties of America, Inc. Independent Director Stock Option and Incentive Plan, or, the “Director Plan”) to add other types of equity grants that may be awarded under the Director Plan, including restricted stock awards, restricted stock units, unrestricted stock awards and dividend equivalent rights. The Director Plan does not increase the total number of shares of the Company’s Class A common stock reserved and available for issuance thereunder. The number and type of shares that can be issued under the Director Plan may be adjusted if the Company is the surviving entity after a reorganization or merger or if the Company’s stock splits or is consolidated or the Company is recapitalized. The Director Plan previously had been approved, subject to stockholder approval, by the Company’s Board of Directors.

The Company’s non-employee directors are eligible to participate in the Director Plan. A detailed summary of the material features of the Director Plan is set forth in the Company’s definitive proxy statement for the 2013 Annual Meeting filed with the Securities and Exchange Commission on August 2, 2013. That detailed summary of the Director Plan and the foregoing description are qualified in their entirety by reference to the full text of the Director Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the 2013 Annual Meeting on October 8, 2013. The total number of shares of common stock entitled to vote at the 2013 Annual Meeting was 236,259,617, of which 178,871,663 shares, or approximately 75.7%, were present in person or by proxy. The following is a brief description of each matter voted upon at the 2013 Annual Meeting and a statement of the number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each matter, as applicable.

(a) Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of stockholders in 2014 and until their respective successors have been duly elected and qualified or until their earlier resignation or removal, were as follows:

Nominee	For	Withheld	Broker Non-Votes(1)
Kenneth H. Beard	97,348,898	12,426,625	69,096,140

Frank A. Catalano, Jr.	97,338,282	12,437,241	69,096,140

Paul R. Gauvreau	106,757,290	3,018,233	69,096,140

Gerald M. Gorski	97,336,495	12,439,028	69,096,140

Steven P. Grimes	97,951,632	11,823,891	69,096,140

Richard P. Imperiale	97,741,729	12,033,794	69,096,140

Kenneth E. Masick	107,261,462	2,514,061	69,096,140

Barbara A. Murphy	107,039,345	2,736,178	69,096,140

Thomas J. Sargeant	97,444,612	12,330,911	69,096,140

(1)	A “broker non-vote” occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Based on the votes set forth above, each of the foregoing persons was duly elected to serve as a director for a term expiring at the annual meeting of stockholders in 2014 and until his or her respective successor has been duly elected and qualified or until his or her earlier resignation or removal. For each of the nine nominees, over 88% of the votes cast were voted in favor of such nominee.

(b) With respect to the advisory resolution approving the compensation of the Company’s named executive officers, there were 92,182,260 votes for the resolution, 15,421,309 votes against the resolution, 2,171,950 votes abstaining from voting on the resolution and 69,096,144 broker non-votes. Based on the foregoing voting results, the advisory resolution approving the compensation of the Company’s named executive officers was approved by the Company’s stockholders. Of the total votes cast, over 85% voted to approve the compensation of the Company’s named executive officers.

(c) With respect to the proposal regarding the approval of the Director Plan, there were 91,856,130 votes for the proposal, 15,721,040 votes against the proposal, 2,198,347 votes abstaining from voting on the proposal and 69,096,146 broker non-votes. Based on the foregoing voting results, the Director Plan was approved by the Company’s stockholders.

(d) With respect to the ratification of the audit committee’s appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2013, there were 175,795,583 votes for the ratification, 1,611,238 votes against the ratification, 1,464,842 votes abstaining from voting on the ratification and no broker non-votes. Based on the foregoing voting results, the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company to serve for the fiscal year ending December 31, 2013 was duly ratified by the Company’s stockholders.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Third Amended and Restated Retail Properties of America, Inc. Independent Director Stock Option and Incentive Plan (Incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on August 2, 2013)

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC. (Registrant)

	By:	/s/ Dennis K. Holland
Date: October 11, 2013		Dennis K. Holland Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Retail Properties of America, Inc. Independent Director Stock Option and Incentive Plan (Incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on August 2, 2013).